EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core Manufacturing operations and our Financial Services operations on an after-tax equity basis. Our Manufacturing operations, for this purpose, include our Truck segment, Parts segment, Global Operations segment, and Corporate items. The Manufacturing operations financial information represents non-GAAP financial measures. These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our Financial Services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our Manufacturing operations have debt outstanding with our Financial Services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity.
Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended July 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,052	$—	$—	$2,052
Finance revenues	—	60	(26)	34
Sales and revenues, net	2,052	60	(26)	2,086
Costs of products sold	1,757	—	—	1,757
Restructuring charges	5	—	—	5
Asset impairment charges	12	—	—	12
Selling, general and administrative expenses	177	21	(1)	197
Engineering and product development costs	62	—	—	62
Interest expense	65	21	(2)	84
Other (income) expense, net	16	(8)	(23)	(15)
Total costs and expenses	2,094	34	(26)	2,102
Equity in income of non-consolidated affiliates	2	—	—	2
Income (loss) before equity income from financial services operations and income taxes	(40)	26	—	(14)
Equity income (loss) from financial services operations	17	—	(17)	—
Income (loss) from continuing operations before income taxes	(23)	26	(17)	(14)
Income tax expense	(5)	(9)	—	(14)
Income (loss) from continuing operations	(28)	17	(17)	(28)
Income (loss) from discontinued operations, net of tax	—	—	—	—
Net income (loss)	(28)	17	(17)	(28)
Less: Income attributable to non-controlling interests	6	—	—	6
Net income (loss) attributable to Navistar International Corporation	$(34)	$17	$(17)	$(34)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$5,946	$—	$—	$5,946
Finance revenues	—	177	(75)	102
Sales and revenues, net	5,946	177	(75)	6,048
Costs of products sold	5,068	—	—	5,068
Restructuring charges	11	—	—	11
Asset impairment charges	17	—	—	17
Selling, general and administrative expenses	543	63	(2)	604
Engineering and product development costs	181	—	—	181
Interest expense	193	59	(6)	246
Other (income) expense, net	27	(22)	(67)	(62)
Total costs and expenses	6,040	100	(75)	6,065
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(91)	77	—	(14)
Equity income (loss) from financial services operations	48	—	(48)	—
Income (loss) from continuing operations before income taxes	(43)	77	(48)	(14)
Income tax benefit (expense)	4	(29)	—	(25)
Income (loss) from continuing operations	(39)	48	(48)	(39)
Income (loss) from discontinued operations, net of tax	—	—	—	—
Net income (loss)	(39)	48	(48)	(39)
Less: Income attributable to non-controlling interests	24	—	—	24
Net income (loss) attributable to Navistar International Corporation	$(63)	$48	$(48)	$(63)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended July 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,501	$—	$—	$2,501
Finance revenues	—	63	(26)	37
Sales and revenues, net	2,501	63	(26)	2,538
Costs of products sold	2,172	—	—	2,172
Restructuring charges	13	—	—	13
Asset impairment charges	7	—	—	7
Selling, general and administrative expenses	196	24	—	220
Engineering and product development costs	71	—	—	71
Interest expense	59	19	(3)	75
Other (income) expense, net	23	(6)	(23)	(6)
Total costs and expenses	2,541	37	(26)	2,552
Equity in income of non-consolidated affiliates	3	—	—	3
Income (loss) before equity income from financial services operations and income taxes	(37)	26	—	(11)
Equity income (loss) from financial services operations	19	—	(19)	—
Income (loss) from continuing operations before income taxes	(18)	26	(19)	(11)
Income tax expense	(5)	(7)	—	(12)
Income (loss) from continuing operations	(23)	19	(19)	(23)
Income from discontinued operations, net of tax	2	—	—	2
Net income (loss)	(21)	19	(19)	(21)
Less: Income attributable to non-controlling interests	7	—	—	7
Net income (loss) attributable to Navistar International Corporation	$(28)	$19	$(19)	$(28)

Condensed Statements of Revenues and Expenses
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$7,544	$—	$—	$7,544
Finance revenues	—	183	(75)	108
Sales and revenues, net	7,544	183	(75)	7,652
Costs of products sold	6,577	—	—	6,577
Restructuring charges	22	—	—	22
Asset impairment charges	15	—	—	15
Selling, general and administrative expenses	635	71	(2)	704
Engineering and product development costs	226	—	—	226
Interest expense	179	57	(9)	227
Other (income) expense, net	44	(17)	(64)	(37)
Total costs and expenses	7,698	111	(75)	7,734
Equity in income of non-consolidated affiliates	6	—	—	6
Income (loss) before equity income from financial services operations and income taxes	(148)	72	—	(76)
Equity income (loss) from financial services operations	49	—	(49)	—
Income (loss) from continuing operations before income taxes	(99)	72	(49)	(76)
Income tax expense	(14)	(23)	—	(37)
Income (loss) from continuing operations	(113)	49	(49)	(113)
Income from discontinued operations, net of tax	2	—	—	2
Net income (loss)	(111)	49	(49)	(111)
Less: Income attributable to non-controlling interests	23	—	—	23
Net income (loss) attributable to Navistar International Corporation	$(134)	$49	$(49)	$(134)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of July 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$510	$37	$—	$547
Marketable securities	130	10	—	140
Restricted cash	19	162	—	181
Finance and other receivables, net	317	2,111	(498)	1,930
Inventories	1,068	16	—	1,084
Goodwill	38	—	—	38
Property and equipment, net	996	261	—	1,257
Investments in and advances to financial services operations	587	—	(587)	—
Investments in non-consolidated affiliates	60	—	—	60
Deferred taxes, net	148	5	—	153
Other assets	302	27	—	329
Total assets	$4,175	$2,629	$(1,085)	$5,719
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,463	$38	$(498)	$1,003
Debt	3,131	1,934	—	5,065
Postretirement benefits liabilities	2,998	—	—	2,998
Other liabilities	1,717	70	—	1,787
Total liabilities	9,309	2,042	(498)	10,853
Stockholders' equity attributable to non-controlling interest	3	—	—	3
Stockholders' equity (deficit) attributable to controlling interest	(5,137)	587	(587)	(5,137)
Total liabilities and stockholders' equity (deficit)	$4,175	$2,629	$(1,085)	$5,719

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$877	$35	$—	$912
Marketable securities	136	23	—	159
Restricted cash	24	97	—	121
Finance and other receivables, net	441	2,450	(454)	2,437
Inventories	1,125	10	—	1,135
Goodwill	38	—	—	38
Property and equipment, net	1,082	263	—	1,345
Investments in and advances to financial services operations	637	—	(637)	—
Investments in non-consolidated affiliates	66	—	—	66
Deferred taxes, net	157	7	—	164
Other assets	292	23	—	315
Total assets	$4,875	$2,908	$(1,091)	$6,692
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,707	$48	$(454)	$1,301
Debt	3,198	2,100	—	5,298
Postretirement benefits liabilities	3,088	—	—	3,088
Other liabilities	2,042	123	—	2,165
Total liabilities	10,035	2,271	(454)	11,852
Stockholders' equity attributable to non-controlling interest	7	—	—	7
Stockholders' equity (deficit) attributable to controlling interest	(5,167)	637	(637)	(5,167)
Total liabilities and stockholders' equity (deficit)	$4,875	$2,908	$(1,091)	$6,692

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2016
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(39)	$48	$(48)	$(39)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	109	2	—	111
Depreciation of equipment leased to others	18	35	—	53
Amortization of debt issuance costs and discount	18	9	—	27
Deferred income taxes	(1)	1	—	—
Asset impairment charges	17	—	—	17
Loss on sales of investments and businesses, net	2	—	—	2
Equity in income of non-consolidated affiliates	(3)	—	—	(3)
Equity in income of financial services affiliates	(48)	—	48	—
Dividends from financial services operations	80	—	(80)	—
Dividends from non-consolidated affiliates	8	—	—	8
Change in intercompany receivables and payables	80	(80)	—	—
Other, net	(469)	279	—	(190)
Net cash provided by (used in) operating activities	(228)	294	(80)	(14)
Cash flows from investing activities
Purchases of marketable securities	(378)	—	—	(378)
Sales of marketable securities	344	14	—	358
Maturities of marketable securities	39	—	—	39
Net change in restricted cash and cash equivalents	4	(68)	—	(64)
Capital expenditures	(82)	(1)	—	(83)
Purchase of equipment leased to others	(1)	(93)	—	(94)
Other investing activities	32	23	—	55
Net cash used in investing activities	(42)	(125)	—	(167)
Net cash provided by (used in) financing activities	(120)	(177)	80	(217)
Effect of exchange rate changes on cash and cash equivalents	23	10	—	33
Increase (decrease) in cash and cash equivalents	(367)	2	—	(365)
Cash and cash equivalents at beginning of the period	877	35	—	912
Cash and cash equivalents at end of the period	$510	$37	$—	$547

Condensed Statements of Cash Flows
Navistar International Corporation
(Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Nine Months Ended July 31, 2015
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments		Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(111)	$49	$(49)		$(111)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	163	2	—		165
Depreciation of equipment leased to others	20	36	—		56
Amortization of debt issuance costs and discount	18	10	—		28
Deferred income taxes	(9)	—	—		(9)
Asset impairment charges	11	4	—		15
Equity in loss of non-consolidated affiliates	(6)	—	—		(6)
Equity in income of financial services operations	(49)	—	49		—
Dividends from financial services operations	125	—	(125)		—
Dividends from non-consolidated affiliates	8	—	—		8
Change in intercompany receivables and payables(A)	5	(5)	—		—
Other, net(A)	(140)	(20)	—		(160)
Net cash provided by (used in) operating activities	35	76	(125)		(14)
Cash flows from investing activities
Purchases of marketable securities	(515)	—	—		(515)
Sales of marketable securities	763	1	—		764
Maturities of marketable securities	63	—	—		63
Net change in restricted cash and cash equivalents	2	(194)	—		(192)
Capital expenditures	(70)	(2)	—		(72)
Purchase of equipment leased to others	3	(61)	—		(58)
Acquisition of intangibles	(4)	—	—	—	(4)
Other investing activities	15	4	—		19
Net cash provided by (used in) investing activities	257	(252)	—		5
Net cash provided by (used in) financing activities	(177)	138	125		86
Effect of exchange rate changes on cash and cash equivalents	(48)	21	—		(27)
Increase (decrease) in cash and cash equivalents	67	(17)	—		50
Cash and cash equivalents at beginning of the period	440	57	—		497
Cash and cash equivalents at end of the period	$507	$40	$—		$547
_________________________

(A)
Adjustments are made to Change in intercompany receivables and payables and Other, net within the Cash flows from operating activities section to conform to the 2016 presentation. The reclassification did not impact our Condensed Consolidated Statements of Cash Flows.